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                                                                    Exhibit 23.1



                        CONSENT OF INDEPENDENT AUDITORS'
                        --------------------------------


We consent to the incorporation by reference in the registration statements of Renal Treatment Centers, Inc. and Subsidiaries (the "Company") on Form S-8 (File Nos. 33-85750, 33-94262, 333-25875 and 333-28913) and Form S-3 (File Nos. 33-
88418, 33-93060, 33-96828, 333-3716, 333-10839, 333-10841 and 333-21281) of our
report dated September 24, 1997 on our audits of the combined financial statements of Satellite Affiliated Companies as of December 31, 1996 and 1995 and for the years then ended, which report is included in this form 8-K.



                                              /s/Frank, Rimerman & Co. LLP
                                              ----------------------------
                                              Frank, Rimerman & Co., LLP



October 9, 1997
Menlo Park, California